Exhibit 99.1

Apollo Strategic Growth Capital

PRO FORMA BALANCE SHEET

	Actual as of October 6, 2020	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash	$1,180,571	$-		$1,180,571
Prepaid expenses	18,550	-		18,550
Total current assets	1,199,121	-		1,199,121

Cash held in Trust Account	750,000,000	66,810,000	(a)	816,810,000
		1,336,200	(b)
		(1,336,200)	(c)
Total Assets	$751,199,121	$66,810,000		$818,009,121

Liabilities and Shareholders' Equity
Current liabilities:
Accrued offering costs	$1,144,921	$-		$1,144,921
Advances from related party	355,910	-		355,910
Total current liabilities	1,500,831	-		1,500,831

Deferred underwriting commissions	26,250,000	2,338,350	(d)	28,588,350

Total liabilities	27,750,831	2,338,350		30,089,181

Commitments and Contingencies
Class A ordinary shares; 71,844,828 and 78,291,993 shares subject to possible redemption at $10.00 per share, actual and as adjusted	718,448,280	64,471,650	(e)	782,919,930

Shareholders' Equity:
Preferred shares, $0.00005 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A ordinary shares, $0.00005 par value; 300,000,000 shares authorized; 3,155,172 and 3,389,007 shares issued and outstanding (excluding 71,844,828 and 78,291,993 shares subject to possible redemption), actual and as adjusted	158	334	(a)	169
		(323)	(e)
Class B ordinary shares, $0.00005 par value, 60,000,000 shares authorized, 21,562,500 shares issued and outstanding (1)	1,078	-		1,078
Additional paid-in capital	5,040,676	66,809,666	(a)	5,040,665
		1,336,200	(b)
		(1,336,200)	(c)
		(2,338,350)	(d)
		(64,471,327)	(e)
Accumulated deficit	(41,902)	-		(41,902)
Total Shareholders' Equity	5,000,010	-		5,000,010
Total Liabilities and Shareholders' Equity	$751,199,121	$66,810,000		$818,009,121

(1) Includes up to 1,142,250 shares subject to forfeiture as a result of the underwriters’ election to partially exercise their over-allotment option.

Apollo Strategic Growth Capital

Note to Pro Forma Balance Sheet

(unaudited)

NOTE 1 - CLOSING OF OVERALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Apollo Strategic Growth Capital (the “Company”) as of October 6, 2020, adjusted for the closing of the underwriters’ overallotment option and related transactions which occurred on November 10, 2020 as described below.

On November 10, 2020, the Company consummated the closing of the sale of 6,681,000 additional shares of the Company’s Class A ordinary shares, $0.00005 par value, at a price of $10 per unit (the “Units”) upon receiving notice of the underwriters’ election to partially exercise their overallotment option (“Overallotment Units”), generating additional gross proceeds of $66,810,000 and incurred additional offering costs of $3,674,550 in underwriting fees. Each Unit consists of one share of the Company’s Class A ordinary shares, $0.00005 par value, and one-third of one warrant (each, a “Warrant” and, collectively, the “Warrants”). Each whole Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. Simultaneously with the exercise of the overallotment, the Company consummated the Private Placement of an additional 890,800 Private Placement Warrants to APSG Sponsor, L.P., a Cayman Islands limited partnership (the “Sponsor”), generating gross proceeds of $1,336,200. Of the additional $3,674,550 in underwriting fees, $2,338,350 is deferred until the completion of the Company’s initial business combination. As a result of the underwriters' election to partially exercise their overallotment option, 1,670,250 Founder Shares are no longer subject to forfeiture.

Pro forma adjustments to reflect the exercise of the underwriters’ overallotment option are as follows:

	Pro forma entry
a.	Cash held in Trust Account	66,810,000
	Class A Ordinary shares		334
	Additional paid-in capital		66,809,666
	To record sale of 6,681,000 Overallotment Units at $10.00 per Unit.

b.	Cash held in Trust Account	1,336,200
	Additional paid-in capital		1,336,200
	To record sale of 890,800 Warrants at $1.50 per warrant.

c.	Additional paid-in capital	1,336,200
	Cash held in Trust Account		1,336,200
	To record payment of 2% of cash underwriting fee on overallotment option.

d.	Additional paid-in capital	2,338,350
	Deferred underwriting compensation		2,338,350
	To record the liability for deferred underwriting compensation on overallotment option.

e.	Class A Ordinary shares	323
	Additional paid-in capital	64,471,327
	Class A Ordinary shares subject to conversion		64,471,650
	To restore total equity above $5,000,001.

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